EXHIBIT 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350), Steven R. Springsteel, Chief Executive Officer of Chordiant Software, Inc. (the “Company”) and Peter S. Norman, Chief Financial Officer and Principal Accounting Officer of the Company, each hereby certifies that, to the best of his knowledge:

1. The Company’s Annual Report on Form 10-K for the period ended September 30, 2009, and to which this Certification is attached as Exhibit 32.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and

2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 19th day of November, 2009.

/s/ STEVEN R. SPRINGSTEEL
Steven R. Springsteel, Chairman, President, and Chief Executive Officer

/s/ PETER S. NORMAN
Peter S. Norman, Chief Financial Officer and Principal Accounting Officer

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Chordiant Software, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.